Exhibit 10.6

SECURITIES SUBSCRIPTION AGREEMENT

TO: The Directors of Bombax Healthcare Acquisition Corporation (the “Company”).

The undersigned hereby subscribes for 1,437,500 Class B ordinary shares (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Memorandum & Articles of Association of the Company and authorizes you to enter the following name and address in the shareholder ledger of the Company:

Name:	Bombax Capital Partners Limited
Address:	Second Floor, Century Yard, Cricket Square
P.O. Box 902
Grand Cayman, KY1-1103
Cayman Islands

BOMBAX CAPITAL PARTNERS LIMITED

Signed:	/s/ Tak Cheung Yam
Name:	Tak Cheung Yam
Title:	Director

Dated: July 2, 2021

Accepted:

BOMBAX HEALTHCARE ACQUISITION CORPORATION

Signed:	/s/ Jeffrey Yam
Name:	Jeffrey Yam
Title:	Chief Executive Officer

Dated: July 2, 2021